Exhibit 31.1

CERTIFICATIONS

I, Panna Sharma, certify that:

(1)	I have reviewed this Amendment No. 1 to Annual Report on Form 10-K/A of Lantern Pharma Inc.; and

(2)	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

LANTERN PHARMA INC.

Date: April 29, 2026	By:	/s/ Panna Sharma
Panna Sharma, Chief Executive Officer
(Principal Executive Officer)